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                                                                    Exhibit 10.7

                              AMENDMENT NO. 1 TO
                             EMPLOYMENT AGREEMENT
                           Dated as of July 2, 2001

     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of July 2, 2001 (the "Effective Date") between Data Critical Corporation ("Data Critical" or the "Company") and Richard L. Earnest ("you" or the "Executive").

                                  WITNESSETH:

     WHEREAS, the Company and the Executive have entered into a certain letter agreement dated as of March 1, 2001 (the "Original Employment Agreement") setting forth certain agreements with respect to terms of the Executive's employment with the Company; and

     WHEREAS, in connection with the Company's acquisition of VitalCom, Inc. and as a result of the related consolidation and move of the Company's operations to Tustin, California, the parties hereto wish to amend the terms of the Original Employment Agreement as hereinafter set forth (the Original Employment Agreement, as amended by this Amendment, being collectively, the "Employment Agreement");

     NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendments. Section 3 of the Original Employment Agreement by adding the following new subsection 3(c):

          "(c) The Company may not terminate Executive's employment with the Company without cause unless it provides Executive at least thirty (30) days' advance written notice of such termination. In addition, in the event that, at any time during the term of this letter agreement, the Company terminates your employment at any point in time without cause, then the Company will pay you $12,500 per month (subject to customary withholding) for a period of six months after such termination in accordance with the Company's standard payroll procedures. Executive will continue to receive health benefits over the six-month severance period. For purposes of this letter, "cause" shall mean, the commission of an act of fraud or dishonesty in the course of your employment with the Company; conviction of a crime constituting a felony or in respect of any act of fraud, dishonesty or moral turpitude; failure to perform the duties assigned to you material to the business conduct of the Company under circumstances in which you knew or should have reasonably known that such failure would be detrimental to the Company, unless you remedy such failure not later than 30 days following delivery to you of a written notice from the Company describing such failure in reasonable detail."

     SECTION 2. Effect on Original Employment Agreement. This Amendment amends the Original Employment Agreement and all terms of this Amendment shall be deemed incorporated into and made a part of the Original Employment Agreement. Except as and to the extent specifically modified by the terms of this Amendment, all terms of the Original Employment Agreement shall remain in full force and effect. All references to the Employment Agreement in any other agreement or document, and all references in the Employment Agreement to "this
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Agreement," "hereof," "hereunder," or "hereto" or words of similar import shall be deemed to be references to the Original Employment Agreement as amended hereby.

     SECTION 3.  Miscellaneous Provisions.

     3.1 Choice of Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.

     3.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     3.3 Advice of Counsel. EACH PARTY TO THIS AMENDMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AMENDMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AMENDMENT. NEITHER THE ORIGINAL EMPLOYMENT AGREEMENT NOR THIS AMENDMENT SHALL BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                           [Signature Page Follows]

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     The parties have executed this Amendment on the date first written above.


                                  DATA CRITICAL CORPORATION


                                  By:      /s/ Michael E. Singer
                                     -----------------------------------
                                  Name:  Michael E. Singer
                                  Title: Executive Vice President, Corporate
                                         Development, Chief Financial Officer


                                  RICHARD L. EARNEST


                                  Signature:   /s/ Richard L. Earnest
                                            ----------------------------

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